Exhibit 99.2

FOR IMMEDIATE RELEASE February 23, 2022	CONTACTS: Virginia Mason Franciscan Health (253) 382-3850 VMFHmedia@quinnthomas.com Dana Schroering, Contessa (502) 727-0193 dschroering@contessahealth.com

Virginia Mason Franciscan Health Collaborates with Contessa to Bring

Hospital-Level Care into Patients’ Homes

Home Recovery Care gives patients the choice to receive hospital care at home, lowering costs,

improving patient outcomes and easing capacity strain on hospitals

TACOMA, Wash. and NASHVILLE, Tenn. – February 23, 2022 – Virginia Mason Franciscan Health announced a new collaboration with Contessa, an Amedisys company (NASDAQ: AMED), to operate Home Recovery Care. Home Recovery Care brings all the essential elements of hospital care into the comfort and convenience of patients’ homes, offering a safe and effective alternative to the traditional inpatient stay. The service will expand access to high-acuity care, increase crucial inpatient capacity and reduce the overall cost of care.

“Virginia Mason Franciscan Health is committed to finding innovative ways to expand access to care in the communities we serve while lowering the cost of care,” said Ketul J. Patel, CEO of Virginia Mason Franciscan Health. “Our collaboration with Contessa allows us to deliver quality care, traditionally provided in a hospital setting, to our patients in their homes — increasing patient satisfaction and improving outcomes, while creating more inpatient capacity for those with the most critical needs.”

Patients who choose Home Recovery Care are transported home and begin receiving hospital-level care that same day. They are sent home with remote patient monitoring devices and have in-home nursing visits and telehealth consults from Virginia Mason Franciscan Health physicians. The program is ideal for patients with a variety of acute conditions including pneumonia, cellulitis, chronic obstructive pulmonary disease, congestive heart failure, COVID-19 and urinary tract infections.

“Home Recovery Care empowers providers to deliver truly personalized, high-acuity care at home. We are thrilled to bring this care model to Virginia Mason Franciscan Health,” said Travis Messina, CEO of Contessa.

Contessa’s Home Recovery Care model has grown exponentially due to the COVID-19 pandemic and is proven to drive better patient outcomes and increase patient satisfaction. On average, the model historically reduces readmission rates by 44%, decreases the mean length of a hospital stay by 35% and has a patient satisfaction score of more than 90%. This collaboration is a key addition to Virginia Mason Franciscan Health’s efforts to manage capacity during the pandemic.

Home Recovery Care is slated to launch at Virginia Mason Franciscan Health’s St. Joseph Medical Center in Tacoma later this year and will be available to Medicare fee-for-service patients initially. There are plans to expand to other Virginia Mason Franciscan Health locations and include patients with other health plans in the future.

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About Virginia Mason Franciscan Health:

Virginia Mason Franciscan Health is an integrated health system serving the Puget Sound region of Washington state, offering access to some of the country’s most prestigious experts and hospitals that are internationally known for superior quality. With a team of 18,000 team members, including nearly 5,000 employed physicians and affiliated providers, we unite the brightest health care minds in the region to provide world-class clinical excellence at 11 hospitals and nearly 300 sites of care throughout the Puget Sound area. We are proud to be the home of Bailey-Boushay House, the first skilled-nursing and outpatient chronic care management program in the United States designed specifically to meet the needs of people with HIV/AIDS, and Benaroya Research Institute, which is internationally recognized for autoimmune disease research. We embrace our community’s uniquely vibrant, active culture by providing holistic, personalized and patient-centered care. We are committed to caring for the most vulnerable in our communities, including the poor and underserved, providing more than $300 million in community benefit – free, subsidized, and reduced cost health care and programs. Learn more at www.vmfh.org.

About Contessa:

Based in Nashville, Contessa is the leader and pioneer of Home Recovery Care, a risk-based model that combines all the essential elements of inpatient hospital care in the comfort of patients’ homes. Founded in 2015, Contessa utilizes Care Convergence – a proprietary technology platform – to power the seamless delivery of Home Recovery Care that is safe, affordable and improves patient outcomes. Contessa’s turnkey solution provides upfront savings to health plans, enables health systems to reinvent their care delivery model and helps physicians deliver a better experience for patients. For more information, visit contessahealth.com or follow us at @contessahealth.

About Amedisys:

Amedisys, Inc. is a leading healthcare at home company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life.

More than 3,000 hospitals and 90,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 20,000 employees, in 528 care centers in 38 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 445,000 patients in need every year, performing more than 11.5 million visits annually. For more information about the Company, please visit: www.amedisys.com.

Forward-Looking Statements:

When included in this press release, words like “believes,” “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would,” “should,” “will” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to the following: the impact of the novel coronavirus pandemic (“COVID-19”), including the measures that have been and may be taken by governmental authorities to mitigate it, on our business, financial condition and results of operations, the impact of current and proposed federal, state and local vaccine mandates, including potential staffing shortages, changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical payment levels, our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively, competition in the healthcare industry, changes in the case mix of patients and payment methodologies, changes in estimates and judgments associated with critical accounting policies, our ability to maintain or establish new patient referral sources, our ability to attract and retain qualified personnel, our ability to keep our patients and employees safe, changes in payments and covered services by federal and state governments, future cost containment initiatives undertaken by third-party payors, our access to financing, our ability to meet debt service requirements and comply with covenants in debt agreements, business disruptions due to natural disasters or acts of terrorism, widespread protest or civil unrest, our ability to integrate, manage and keep our information systems secure, our ability to realize the anticipated benefits of acquisitions, and changes in law or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking, and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.